SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-A

       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934


                    THERMWOOD CORPORATION
     (Exact name of registrant as specified in its charter)



     Indiana                                   35-1169185
(State of incorporation                 (I.R.S. Employer
or organization)                        Identification No.)

       Old Buffaloville Road, P.O. Box 436, Dale, Indiana   47523
(Address of principal executive offices)                  (zip  code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered

     12% Subordinated
      Debentures Due 2014          American Stock Exchange

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which h this form relates:
            (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


                               None
                        (Title of class)



Item   1.     Description  of  Registrant's  Securities   to   be
Registered.


       The description of the Registrant's 12% Subordinated Debentures due 2014 being registered hereunder is contained in the following sections of the prospectus contained in Amendment
No. 3 to the Registrant's Registration Statement on Form S-4 ("Registration Statement") (SEC File No. 333-70073), which was filed with the Securities Exchange Commission on March 16, 1999, which description is incorporated by reference into this registration statement: "Description of the Debentures and the Indenture" and "Federal Income Tax Consequences."

Item 2.   Exhibits

Indenture   with  American  Stock  Transfer  and  Trust   Company
concerning the 12% Debentures Due 2014.(1)
_____________________

(1) Previously filed with the Commission on March 1, 1999 as an Exhibit to Amendment No. 1 to the Registrant's Registration
     Statement on Form S-4 and, by this reference, incorporated herein.


                           SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        THERMWOOD CORPORATION



                                        By /s/Kenneth J. Susnjara
                                          ------------------------
                                             Kenneth J. Susnjara,
                                             President

Dated:    June 15, 1999